Exhibit 99.1

News for Immediate Release

Contact:

David Hartung

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

FIRST MARBLEHEAD ANNOUNCES THIRD QUARTER RESULTS; BANK SUBSIDIARY TO BEGIN ORIGINATING PRIVATE EDUCATION LOANS

BOSTON, MA, May 16, 2011 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the third quarter of fiscal 2011 and for the nine-month period ended March 31, 2011.

For the third quarter of fiscal 2011, the Company recorded a net loss of $39.3 million, or $0.39 per share, compared to a net loss for the third quarter of fiscal 2010 of $40.5 million, or $0.41 per share. For the first nine months of fiscal 2011, the Company’s net loss was $137.7 million, or $1.37 per share, compared to a net loss of $175.3 million, or $1.77 per share, for the first nine months of fiscal 2010.

“Throughout the first three quarters of fiscal 2011, the Company continued to make progress in re-establishing itself as a leader in the industry,” said Daniel Meyers, Chairman and Chief Executive Officer. “Loan programs based on our Monogram® platform are now recommended by more than 200 schools, and our subsidiary Tuition Management Systems LLC (“TMS”) became cash flow positive a full quarter ahead of schedule. We have also made the decision to retain Union Federal Savings Bank, which is expected to begin originating Monogram-based private education loans in early fiscal 2012.”

Following the consolidation of 14 securitization trusts on July 1, 2010, the Company presents two distinct reporting segments: Education Financing and Securitization Trusts. Results for the Education Financing segment are generally comparable to the operating performance reported by the Company for periods prior to July 1, 2010, although results after July 1, 2010 also give effect to the deconsolidation of an indirect subsidiary for which the Company is not considered to be the primary beneficiary. After January 1, 2011, results for the Education Financing segment also include the results of TMS. The Securitization Trusts segment reflects the results of the 14 consolidated trusts.

Education Financing Segment Results

The net loss for the Education Financing segment was $41.7 million, or $0.41 per share, for the quarter ended March 31, 2011 compared to a loss of $36.9 million, or $0.37 per share, for the same period in 2010. For the nine months ended March 31, 2011, the net loss was $61.9 million, or $0.61 per share, compared to a net loss for the nine months ended March 31, 2010 of $101.5 million, or $1.02 per share.

The net loss for the current quarter included a net non-cash adjustment of ($26.6) million, or ($0.26) per share, to the estimated fair value of service revenue receivables due from the Securitization Trusts segment attributable to changes in performance assumptions for the National Collegiate Student Loan Trusts. During the quarter, the Company completed a review of post-default loan recovery performance, including the impact of the recession on observed performance levels by risk segment and determined that a reduction to its recovery assumptions across risk segments was appropriate. The Company’s performance expectations for loans based on its Monogram® platform remain unchanged.

Revenues from administrative and other fees increased to $11.4 million from $4.7 million over the comparable prior year quarter primarily as a result of $7.1 million in service revenues from TMS. Non-interest expenses increased to $27.2 million from $24.1 million over the comparable prior year quarter reflecting the addition of TMS partially offset by lower depreciation and amortization expense and occupancy costs

Stockholders’ equity for the Education Financing segment was $274.0 million as of March 31, 2011.

Securitization Trusts Segment Results

The net income for the Securitization Trusts segment was $2.3 million, or $0.02 per share, for the three months ended March 31, 2011. For the nine months ended March 31, 2011, the net loss for the Securitization Trust segment was $75.4 million, or $0.75 per share. Total revenues of ($7.5) million for the third quarter of fiscal 2011 principally reflect net interest income of $64.4 million and a provision for loan losses of $73.7 million. For the nine months ended March 31, 2011, total revenues of ($100.9) million reflect, among other things, net interest income of $202.4 million and a provision for loan losses of $305.7 million. Total non-interest expenses for the March 2011 quarter reflects a gain of $9.7 million as a result of a decrease in the estimated fair value of service fees payable to the Education Financing segment of $21.5 million.

Of the 14 consolidated securitization trusts reported in the Securitization Trusts segment, the Company does not own any residual interests in the 11 consolidated NCSLT securitization trusts, but owns 100% of the residual interests in the three GATE Trusts. Net income from the GATE Trusts for the three and nine month periods ended March 31, 2011 was $1.7 million, or $0.02 per share, and $4.9 million, or $0.05 per share, respectively.

Stockholders’ deficit for the Securitization Trusts segment was $1.07 billion as of March 31, 2011.

Company Liquidity

As of March 31, 2011, the Company had $278.7 million in cash, cash equivalents, short-term investments and federal funds sold, compared to $293.8 million at December 31, 2010. During the quarter, TMS generated $524 thousand of positive cash flow, after capital expenditures. Net operating cash usage* for the quarter ended March 31, 2011 was approximately $13.1 million, which was relatively unchanged from $12.6 million from the comparable prior year quarter and up from approximately $11.5 million for the quarter ended December 31, 2010. Net operating cash usage for the second quarter of fiscal 2011 reflected $3.1 million in cash proceeds from settlements related to the TERI reorganization, partially offset by $1.1 million in other costs.

*See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on May 17, 2011 at 5:00 p.m. Eastern time to discuss its results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the company’s website at www.firstmarblehead.com, under Investors, or by dialing (866) 202-4683 in the United States or (617) 213-8846 from abroad and entering the pass code 31324939.

About The First Marblehead Corporation –First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, go to www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. First Marblehead also offers outsourced tuition planning, billing and payment technology services through its subsidiary Tuition Management Systems LLC. For more information, go to www.afford.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the future origination of private education loans by Union Federal Savings Bank, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of May 16, 2011. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings; the volume, timing and performance of facilitated loans; the size and structure of any credit enhancement provided by First Marblehead in connection with the Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal Savings Bank, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including as a result of the audit being conducted by the Internal Revenue Service relating to tax refunds previously received; resolution of pending litigation pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees and residuals receivables; our success in integrating the operations of Tuition Management Systems LLC and realizing the anticipated benefits of our acquisition of TMS, including additional fee-based revenues: and the other factors set forth under the caption “Part II– Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on May 16, 2011. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations By Reporting Segment

For the Three Months Ended March 31, 2011 and 2010

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended March 31,
	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Deconsolidation and Eliminations	Total
	(dollars in thousands)
Revenues:
Net interest income:
Interest income	$557	$79,323	$9	$79,889	$605	$3,777	$4,382
Interest expense	(206)	(14,881)	—	(15,087)	(615)	(3,111)	(3,726)

Net interest income	351	64,442	9	64,802	(10)	666	656
Provision for loan losses	(10)	(73,745)	—	(73,755)	(152)	—	(152)

Net interest income (loss) after provision for loan losses	341	(9,303)	9	(8,953)	(162)	666	504
Non-interest revenues:
Asset servicing fees:
Fee income	170	—	—	170	2,133	—	2,133
Fee updates	(5,129)	—	—	(5,129)	(2,635)	—	(2,635)

Total asset servicing fees	(4,959)	—	—	(4,959)	(502)	—	(502)
Additional structural advisory fees and residuals—trust updates	(21,413)	—	21,646	233	(21,531)	—	(21,531)
Administrative and other fees	11,414	1,818	(2,368)	10,864	4,725	(164)	4,561

Total non-interest revenues	(14,958)	1,818	19,278	6,138	(17,308)	(164)	(17,472)

Total revenues	(14,617)	(7,485)	19,287	(2,815)	(17,470)	502	(16,968)
Non-interest expenses:
Compensation and benefits	11,615	—	—	11,615	8,594	—	8,594
General and administrative expenses	15,563	(9,724)	19,157	24,996	15,528	(442)	15,086
Losses on education loans held for sale	—	—	—	—	—	4,180	4,180

Total non-interest expenses	27,178	(9,724)	19,157	36,611	24,122	3,738	27,860

Income(loss) before other income and income taxes	(41,795)	2,239	130	(39,426)	(41,592)	(3,236)	(44,828)
Other income—gain from TERI settlements	—	18	—	18	—	—	—

Income(loss) before income taxes	(41,795)	2,257	130	(39,408)	(41,592)	(3,236)	(44,828)
Income tax expense (benefit)	(82)	—	—	(82)	(4,647)	302	(4,345)

Net income(loss)	$(41,713)	$2,257	$130	$(39,326)	$(36,945)	$(3,538)	$(40,483)

Net income(loss) per basic and diluted share	$(0.41)	$0.02	$—	$(0.39)	$(0.37)	$(0.04)	$(0.41)

Basic and diluted weighted-average shares outstanding				100,834			99,248

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations By Reporting Segment

For the Nine Months Ended March 31, 2011 and 2010

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Nine months ended March 31,
	2011				2010
	Education Financing	Securitization Trusts	Eliminations	Total	Education Financing	Deconsolidation and Eliminations	Total
	(dollars in thousands)
Revenues:
Net interest income:
Interest income	$1,478	$251,346	$29	$252,853	$6,505	$11,813	$18,318
Interest expense	(823)	(48,974)	—	(49,797)	(2,219)	(9,502)	(11,721)

Net interest income	655	202,372	29	203,056	4,286	2,311	6,597
Provision for loan losses	(277)	(305,679)	—	(305,956)	(105)	—	(105)

Net interest income (loss) after provision for loan losses	378	(103,307)	29	(102,900)	4,181	2,311	6,492
Non-interest revenues:
Asset servicing fees:
Fee income	1,929	—	—	1,929	6,012	—	6,012
Fee updates	(6,165)	—	—	(6,165)	(2,272)	—	(2,272)

Total asset servicing fees	(4,236)	—	—	(4,236)	3,740	—	3,740
Additional structural advisory fees and residuals—trust updates	(16,654)	—	16,552	(102)	(18,613)	—	(18,613)
Administrative and other fees	20,199	2,393	(7,478)	15,114	15,588	(498)	15,090

Total non-interest revenues	(691)	2,393	9,074	10,776	715	(498)	217

Total revenues	(313)	(100,914)	9,103	(92,124)	4,896	1,813	6,709
Non-interest expenses:
Compensation and benefits	27,640	—	—	27,640	24,937	—	24,937
General and administrative expenses	40,088	17,083	9,538	66,709	45,516	111	45,627
Losses on education loans held for sale	—	—	—	—	63,573	75,221	138,794

Total non-interest expenses	67,728	17,083	9,538	94,349	134,026	75,332	209,358

Loss before other income and income taxes	(68,041)	(117,997)	(435)	(186,473)	(129,130)	(73,519)	(202,649)
Other income—gain from TERI settlements	8,112	42,587	—	50,699	—	—	—

Loss before income taxes	(59,929)	(75,410)	(435)	(135,774)	(129,130)	(73,519)	(202,649)
Income tax expense (benefit)	1,957	—	—	1,957	(27,666)	299	(27,367)

Net loss	$(61,886)	$(75,410)	$(435)	$(137,731)	$(101,464)	$(73,818)	$(175,282)

Net loss per basic and diluted share	$(0.61)	$(0.75)	$(0.01)	$(1.37)	$(1.02)	$(0.75)	$(1.77)

Basic and diluted weighted-average shares outstanding				100,809			99,232

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheet By Reporting Segment

As of March 31, 2011

(Unaudited)

(dollars in thousands)

	March 31, 2011
	Education Financing	Securitization Trusts	Eliminations	Total
	(dollars in thousands)
Assets:
Cash, cash equivalents and short-term investments	$278,709	$—	$—	$278,709
Restricted cash and investments	97,436	129,576	—	227,012
Education loans	—	7,135,334	(390)	7,134,944
Service revenue receivables	31,929	—	(22,140)	9,789
All other assets	83,296	108,931	(3,499)	188,728

Total assets	$491,370	$7,373,841	$(26,029)	$7,839,182

Liabilities:
Long-term borrowings	$—	$8,410,811	$—	$8,410,811
Other liabilities	217,334	28,716	(19,957)	226,093

Total liabilities	217,334	8,439,527	(19,957)	8,636,904
Total stockholders’ equity (deficit)	274,036	(1,065,686)	(6,072)	(797,722)

Total liabilities and stockholders’ equity (deficit)	$491,370	$7,373,841	$(26,029)	$7,839,182

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended March 31, 2011 and 2010

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2011	2010	2011	2010
Revenues:
Net interest income:
Interest income	$79,889	$4,382	$252,853	$18,318
Interest expense	(15,087)	(3,726)	(49,797)	(11,721)

Net interest income	64,802	656	203,056	6,597
Provision for loan losses	(73,755)	(152)	(305,956)	(105)

Net interest income (loss) after provision for loan losses	(8,953)	504	(102,900)	6,492
Non-interest revenues:
Asset servicing fees:
Fee income	170	2,133	1,929	6,012
Fee updates	(5,129)	(2,635)	(6,165)	(2,272)

Total asset servicing fees	(4,959)	(502)	(4,236)	3,740
Additional structural advisory fees and residuals—trust updates	233	(21,531)	(102)	(18,613)
Administrative and other fees	10,864	4,561	15,114	15,090

Total non-interest revenues	6,138	(17,472)	10,776	217

Total revenues	(2,815)	(16,968)	(92,124)	6,709
Non-interest expenses:
Compensation and benefits	11,615	8,594	27,640	24,937
General and administrative expenses	24,996	15,086	66,709	45,627
Losses on education loans held for sale	—	4,180	—	138,794

Total non-interest expenses	36,611	27,860	94,349	209,358

Loss before other income and income taxes	(39,426)	(44,828)	(186,473)	(202,649)
Other income — gain from TERI settlements	18	—	50,699	—

Loss before income taxes	(39,408)	(44,828)	(135,774)	(202,649)
Income taxes	(82)	(4,345)	1,957	(27,367)

Net loss	$(39,326)	$(40,483)	$(137,731)	$(175,282)

Net loss per share:
Basic	$(0.39)	$(0.41)	$(1.37)	$(1.77)
Diluted	(0.39)	(0.41)	(1.37)	(1.77)

Weighted average shares outstanding:
Basic	100,834	99,248	100,809	99,232
Diluted	100,834	99,248	100,809	99,232

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of March 31, 2011 and June 30, 2010

(Unaudited)

(dollars in thousands)

	March 31, 2011	June 30, 2010
ASSETS
Cash and cash equivalents	$226,709	$329,047
Short-term investments and federal funds sold, at cost	52,000	52,000
Restricted cash and guaranteed investment contracts, at cost	227,012	1,026
Investments available for sale, at fair value	3,559	4,471
Education loans held for sale, at lower of cost or fair value	—	105,082
Education loans held to maturity, net of allowance of $447,940 and $24,804	7,134,944	391
Mortgage loans held to maturity, net of allowance of $612 and $367	6,915	8,118
Interest receivable	73,570	2,457
Deposits for participation interest accounts, at fair value	8,505	—
Service revenue receivables, at fair value	9,789	53,279
Income taxes receivable	—	7,665
Goodwill	22,170	—
Intangible assets, net of accumulated amortization	27,820	1,194
Other assets	46,189	16,830

Total assets	$7,839,182	$581,560

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Deposits	$57,258	$108,732
Restricted funds due to clients	94,698	—
Accounts payable, accrued expenses and other liabilities	32,925	36,764
Income taxes payable	40,336	—
Net deferred tax liability	876	753
Education loan warehouse facility	—	218,059
Long-term borrowings	8,410,811	—

Total liabilities	8,636,904	364,308
Commitments and contingencies
Total stockholders’ equity (deficit)	(797,722)	217,252

Total liabilities and stockholders’ equity (deficit)	$7,839,182	$581,560

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), the company has included in this press release an additional financial metricthat we refer to as “net operating cash usage” and that was not prepared in accordance with GAAP. We define “net operating cash usage” to mean approximate cash requirements to fund our operations. “Net operating cash usage” is not directly comparable to our consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

Management and our board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting our core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by us in our financial and operational decision-making.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly and annual results, including our non-interest expenses and quarter-end liquidity position, particularly in light of dislocations in the private education loan industry and the capital markets that have affected the company. In addition, our presentation of this non-GAAP financial measure is consistent with how we expect that analysts may calculate their estimates of our financial results in their research reports and with how investors, analysts and financial news media may evaluate our financial results.

There are limitations associated with reliance on any non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies, while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Net operating cash usage relates solely to the Education Financing Segment, and excludes the effects of income taxes, acquisitions, participation interest account fundings and changes in other assets and liabilities that are solely related to short-term timing of cash payments or receipts and is not directly comparable to operating cash flows in the statement of cash flows.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the three and nine month periods ended March 31, 2011 as well as the three months ended December 31, 2010, and reconciles the GAAP measure to the comparable non-GAAP financial metric:

	Three months ended			Nine months ended
	March 31, 2011	December 31, 2010	March 31, 2010	March 31, 2011	March 31, 2010
	(dollars in thousands)
Loss before income taxes	$(39,408)	$(32,480)	$(44,828)	$(135,774)	$(202,649)
(Income) loss attributable to the Securitization Trusts segment and related eliminations	(2,387)	29,333	3,236	75,845	73,519

Education Financing net loss before income taxes	(41,795)	(3,147)	(41,592)	(59,929)	(129,130)
Adjustments for non-cash revenues and expenses:
Trust update (gains) losses – additional structural advisory fees and residuals:
Consolidated NCSLT Trusts	21,646	(5,172)	—	16,552	—
Off-balance sheet VIEs	(233)	(297)	21,531	102	18,613
Asset servicing fees	4,959	346	502	4,236	(3,740)
Non-cash gain from TERI Settlement	—	(5,021)	—	(5,021)	—
Depreciation and amortization	2,125	1,920	3,355	6,573	10,648
Stock-based compensation expense	1,276	1,199	1,492	3,526	4,531
Losses on education loans held for sale of Union Federal	—	—	—	—	63,573
TMS deferred revenue	558	—	—	558	—
Cash receipts from education loans, net of interest income accruals	118	206	101	413	(2,078)
Cash receipts from trust distributions	32	134	382	460	429
Other	(1,778)	(1,692)	1,588	(4,511)	596

Non-GAAP cash usage	$(13,092)	$(11,524)	$(12,641)	$(37,041)	$(36,558)